UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022 (March 23, 2022)

Point of Care Nano-Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56356	27-2830681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 AmberSweet Way, Davenport, FL, 33897
(Address of principal executive offices)

(732) 723-7395
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The DRG Split-Off

In accordance with the terms of that certain Assignment and Assumption Agreement dated April 15, 2021, between Point of Care Nano-Technology, Inc., a Nevada corporation (“PCNT”), and Dr. Raouf Guirguis (“Guirguis”), the following transactions have taken place:

On March 23, 3022, PCNT entered into an Agreement of Conveyance, Transfer and Assignment (the “Transfer Agreement”) with DRG Transfer Inc., a Nevada corporation and wholly owned subsidiary of the PCNT (“DRG”), and Guirguis pursuant to which PCNT assigned, granted, conveyed and transferred to DRG all of PCNT's right, title and interest in and to the Assets and Liabilities (as those terms are defined in the Transfer Agreement) and DRG and Guirguis accepted such assignment and transfer and assumed all of PCNT's duties and obligations in connection with the Assets and Liabilities.

Included within the Assets transferred to DRG was a license assignment agreement pursuant to which PCNT assigned to DRG all of PCNT’s rights, duties, and obligations of under that certain license agreement dated February 25, 2015 with respect to certain intellectual property relating to diagnosing illness in humans by means of a saliva test owned by Lamina Equities Corporation and licensed to PCNT thereunder.

In accordance with the Transfer Agreement, effective March 23, 2022, PCNT transferred and delivered to Guirguis all of the outstanding shares of capital stock of DRG in exchange for the 26 million shares of common stock of PCNT then owned by Guirguis.

The Cedoga Licensing and Distribution Agreement

On April 10, 2022, PCNT entered into that certain licensing and distribution agreement (the “License Agreement”) with Cedoga Consulting LLC (“Cedoga”) pursuant to which PCNT agreed to license from Cedoga certain intellectual property related to regulated pet nutrition products (the “Products”) on an exclusive basis for marketing in the United States, Canada and Mexico with the right to sublicense, distribute and manufacture the Products, as indicated in the License Agreement. As consideration for this license, PCNT agreed to issue to Cedoga 300,000 shares of PCNT common stock on a post-reverse split basis once the PCNT reverse split has been completed. In addition, PCNT will pay Cedoga certain royalties to be received from sublicensing in accordance with the royalty schedule set forth in the License Agreement. PCNT will operate the business related to the License Agreement and the Products through its newly formed wholly owned subsidiary, Duo Sciences, Inc. This discussion is incomplete and for more details relating to our licensing arrangement with Cedoga reference is made to the License Agreement a copy of which is attached to this report as Exhibit 10.4

Item 2.01 Completion of Acquisition or Disposition of Assets.

The discussion in Item 1.01 above with respect to completion of the DRG Split-Off is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Assignment and Assumption Agreement by and between Point of Care Nano-Technology, Inc. and Dr. Raouf Guirguis dated April 15, 2021 (1)
10.2	License Assignment Agreement by and among Point of Care Nano-Technology, Inc., DRG Transfer, Inc. and Dr. Raouf Guirguis dated as of March 23, 2022
10.3	Agreement of Conveyance Transfer and Assignment by and among Point of Care Nano-Technology, Inc., DRG Transfer, Inc. and Dr. Raouf Guirguis dated as of March 23, 2022
10.4	Licensing and Distribution Agreement dated as of April 10, 2022 by and between Point of Care Nano-Technology, Inc. and Cedoga Consulting LLC
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

(1)	Incorporated by reference to Exhibit 10.5 of the Form 10-12g of the Registrant filed with the Securities and Exchange Commission on October 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT OF CARE NANO-TECHNOLOGY, INC.

Date: April 14, 2022	/s/ Nicholas DeVito
Name: Nicholas DeVito
Title: Chief Executive Officer